Exhibit 3.7

THIRD AMENDMENT TO
AMENDED AND RESTATED
OPERATING AGREEMENT
OF
BOIS D’ARC ENERGY, LLC

     This Third Amendment to Amended and Restated Operating Agreement of Bois d’Arc Energy, LLC (this “Amendment”) is dated effective as of July 16, 2004. Capitalized terms used herein for which a definition is not provided herein shall have the same meanings as assigned to such terms in the Operating Agreement (as hereinbelow defined).

     WHEREAS, effective July 16, 2004, an Amended and Restated Operating Agreement (the “Operating Agreement”) was executed for Bois d’Arc Energy, LLC (the “Company”);

     WHEREAS, effective July 16, 2004, D. Michael Harris executed multiple assignments (each, an “Assignment”) pursuant to which he assigned a portion of his 144 Class A Units and 721,714 Class B Units to the persons (each, an “Assignee”) identified on the signature page hereto as New Members;

     WHEREAS, Section 15.1 of the Operating Agreement provides that as a condition to being admitted as a Member of the Company, a prospective Member must become a party to that certain Transfer Restriction Agreement attached to the Operating Agreement as Exhibit C thereof and incorporated by reference therein;

     WHEREAS, Article 4 of the Transfer Restriction Agreement provides that the parties thereto have a purchase option upon the transfer by a Member of Class A Units or Class B Units; and

     WHEREAS, the parties hereto desire to amend the Operating Agreement to reflect each Assignment and the admission of each Assignee as a new Member.

     NOW, THEREFORE, it is agreed:

     1. The entry for D. Michael Harris on Schedule A of the Operating Agreement is hereby deleted and replaced with the entries listed on Schedule A attached hereto.

     2. Each undersigned Member hereby consents to the admission of each Assignee to the Company as a Member.

     3. Each undersigned Member has executed this Amendment to acknowledge the correctness and effectiveness of this Amendment, and each Assignee admitted as a Member hereby has executed this Amendment to acknowledge its understanding of the Operating Agreement and confirm as of the date hereof all representations required by a Member therein and to further acknowledge its agreement to be bound by all of the terms of the Operating Agreement as amended hereby.

     4. Each Assignee admitted as a Member hereby acknowledges its agreement to be bound by all of the terms of the Transfer Restriction Agreement.

     5. Each undersigned Member hereby waives all purchase option or other rights it may have with respect to each Assignment pursuant to the Transfer Restriction Agreement and hereby approves of and ratifies each Assignment.

     6. The parties hereto agree that this Amendment shall not dissolve the Company, and the business of the Company shall be deemed to have continued notwithstanding this Amendment and notwithstanding any contrary rights and privileges that may be contained in the Operating Agreement.

     7. This instrument may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one in the same instrument.

     8. In all other respects the Operating Agreement is hereby ratified and confirmed.

EXECUTED to be effective as of the date written above.

EXISTING MEMBERS

COMSTOCK OFFSHORE, LLC

By:	/s/ Roland O. Burns

Name:	Roland O. Burns

Title:	Senior Vice President

Pursuant to the authority granted to the Chief Executive Officer in Section 19.8 of the Operating Agreement and Section 7.6 of the Transfer Restriction Agreement, the Chief Executive Officer has executed this Amendment on behalf of all other Members.

/s/ Wayne L. Laufer

WAYNE L. LAUFER

NEW MEMBERS

/s/ Marty A. Mehl

MARTY A. MEHL

/s/ David Burke

DAVID BURKE

/s/ Peter Dorflinger

PETER DORFLINGER

/s/ Michael Kennedy

MICHAEL KENNEDY

/s/ Edward Kueteman

EDWARD KUETEMAN

/s/ Edward Lewis

Edward Lewis

/s/ Sara Lewis

Sara Lewis

/s/ Nils Nilsson

Nils Nilsson

/s/ J B Reynolds

J B Reynolds

/s/ Edward A. Fox, Trustee

Lewis Family Trust

		Number
	Units	of Units
Sara Lewis	Class A	10.3591
3 Legend Park Drive
Sugar Land, TX 77479	Class B	51,919

Nils Nilsson	Class A	1.4472
1617 Ojeman
Houston, TX 77055	Class B	7,253

J B Reynolds	Class A	0.9952
16635 422nd Avenue SE
North Bend, WA 98045	Class B	4,988

Lewis Family Trust	Class A	0.0400
600 Travis St., Suite 6275
Houston, TX 77002	Class B	200

Summary — Total Number of Units (this Amendment):

Class A Units:	144
Class B Units:	721,714